Exhibit 4.3

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF “VIRGIN GROUP ACQUISITION CORP. II”, FILED IN THIS OFFICE THE FIFTEENTH DAY OF JUNE, A.D. 2022, AT 6:16 O’ CLOCK P.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

6860351 8100D
SR# 20222739355	Authentication: 203691488
You may verify this certificate online at corp.delaware.gov/authver.shtml	Date: 06-15-22

CERTIFICATE OF DOMESTICATION OF

VIRGIN GROUP ACQUISITION CORP. II AS A PUBLIC BENEFIT CORPORATION

Pursuant to Section 388 of the General Corporation Law of the State of Delaware

Virgin Group Acquisition Corp. II, a Cayman Islands exempted company limited by its shares (the “Corporation”), which intends to domesticate as a Delaware public benefit corporation pursuant to this Certificate of Domestication, does hereby certify to the following facts relating to the domestication of the Corporation in the State of Delaware:

1. The Corporation was originally incorporated on the 13th day of January, 2021 under the laws of the Cayman Islands.

2. The name of the Corporation immediately prior to the filing of this Certificate of Domestication is Virgin Group Acquisition Corp. II.

3. The name of the Corporation as set forth in the Certificate of Incorporation is Grove Collaborative Holdings, Inc.

4. The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication is the Cayman Islands.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6. The specific public benefit purpose of the Corporation is to promote development, promotion and distribution of consumer products as a positive force for human and environmental health globally.

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:16 PM 06/15/2022
FILED 06:16 PM 06/15/2022
SR 20222739355 - File Number 6860351

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be executed in its name this 15th day of June, 2022.

VIRGIN GROUP ACQUISITION CORP. II,
a Cayman Islands company

By:	/s/ Evan Lovell
Name:	Evan Lovell
Title:	Chief Financial Officer

[Signature Page to Certificate of Corporate Domestication]